Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP & Chief Financial Officer
Strategic Hotels & Resorts
(312) 658-5740

Jonathan Stanner
Vice President, Capital Markets & Treasurer
Strategic Hotels & Resorts
(312) 658-5746

FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 11, 2013

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2013
FINANCIAL RESULTS

Company Raises Full Year Guidance Ranges

CHICAGO - November 11, 2013 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the third quarter ended September 30, 2013.

($ in millions, except per share and operating metrics)	Third Quarter
Earnings Metrics	2013	2012	%
Net income/(loss) attributable to common shareholders	$3.8	$(8.6)	N/A
Net income/(loss) per diluted share	$0.00	$(0.05)	N/A
Comparable funds from operations (Comparable FFO) (a)	$29.8	$17.0	75.4%
Comparable FFO per diluted share (a)	$0.14	$0.08	75.0%
Comparable EBITDA (a)	$60.1	$46.6	29.1%

Total North American Portfolio Operating Metrics (b)
Average Daily Rate (ADR)	$298.87	$278.23	7.4%
Occupancy	78.9%	76.6%	2.3	pts
Revenue per Available Room (RevPAR)	$235.79	$213.08	10.7%
Total RevPAR	$404.76	$371.28	9.0%
EBITDA Margins	25.8%	21.8%	400	bps

North American Same Store Operating Metrics (c)
ADR	$276.05	$257.57	7.2%
Occupancy	81.2%	78.5%	2.7	pts
RevPAR	$224.09	$202.27	10.8%
Total RevPAR	$385.01	$354.07	8.7%
EBITDA Margins	26.5%	23.6%	290	bps

(a)
Please refer to the tables provided later in this press release for a reconciliation of net income/(loss) to Comparable FFO, Comparable FFO per share and Comparable EBITDA. Comparable FFO, Comparable FFO per share and Comparable EBITDA are non-GAAP measures and are further explained with the reconciliation tables.

(b)	Operating statistics reflect results from the Company’s Total North American portfolio (see portfolio definitions later in this press release).

(c)	Operating statistics reflect results from the Company’s North American same store portfolio (see portfolio definitions later in this press release).

“Our performance in the third quarter was exceptional as our best in class portfolio continues to lead the industry. With both increasing rates and occupancy, revenues grew 16.2%, same store RevPAR was up 10.8%, Comparable EBITDA grew 29.1%, and margins expanded an impressive 290 basis points,” said Raymond L. “Rip” Gellein, Chairman and Chief Executive Officer of Strategic Hotels & Resorts, Inc. “We are very encouraged by the trends we are seeing in group business and transient demand, and continue to see strong embedded growth in our portfolio. As a result, we have raised our full year guidance accordingly.”
Gellein continued, “Per our stated strategy, we continue to focus on the disposition of at least one of our hotels to continue to deleverage the balance sheet.”

Third Quarter Highlights

▪	Total consolidated revenues were $237.6 million in the third quarter of 2013, a 16.2 percent increase over the prior year period.

▪
Total North American portfolio RevPAR increased 10.7 percent in the third quarter of 2013, driven by a 7.4 percent increase in ADR and a 2.3 percentage point increase in occupancy compared to the third quarter of 2012. Total RevPAR increased 9.0 percent between periods with non-rooms revenue increasing by 8.3 percent between periods.

▪	Comparable FFO was $0.14 per diluted share in the third quarter of 2013, compared with $0.08 per diluted share in the prior year period, a 75.0 percent increase over the prior year period.

▪	Comparable EBITDA was $60.1 million in the third quarter of 2013, compared with $46.6 million in the prior year period, a 29.1 percent increase between periods.

▪
Net income attributable to common shareholders was $3.8 million, or $0.00 per diluted share, in the third quarter of 2013, compared with net loss attributable to common shareholders of $8.6 million, or $0.05 per diluted share, in the third quarter of 2012.

▪
Transient occupied room nights in the Total North American portfolio increased 5.2 percent and group occupied room nights increased 3.0 percent in the third quarter of 2013 compared to the third quarter of 2012. Transient ADR increased 7.7 percent compared to the third quarter of 2012 and group ADR increased 5.1 percent compared to the third quarter of 2012. Transient revenues increased 13.3% compared to the third quarter of 2012 and group revenues increased 8.3%, compared to the third quarter of 2012.

▪
North American same store RevPAR increased 10.8 percent in the third quarter of 2013, driven by a 7.2 percent increase in ADR and a 2.7 percent point increase in occupancy. Total RevPAR increased 8.7 percent with non-rooms revenue increasing by 6.6 percent between periods.

▪
European RevPAR declined 2.8 percent (3.6 percent in constant dollars) in the third quarter of 2013, driven by a 6.2 percentage (7.0 percent in constant dollars) decrease in ADR, partially offset by a 3.1 percent point increase in occupancy between periods. European Total RevPAR decreased 6.9 percent in the third quarter of 2013 over the prior year period (7.9 percent in constant dollars).

▪
Total North American portfolio EBITDA margins expanded 400 basis points in the third quarter of 2013, compared to the third quarter of 2012. North American same store EBITDA margins expanded 290 basis points. The significant variance between the two portfolios is largely driven by a real estate tax assessment at the Hotel del Coronado in the third quarter of 2012. Adjusted for this and other one-time items, Total North American portfolio EBITDA margins expanded 240 basis points while North American same store EBITDA margins expanded 200 basis points.

▪
Group room nights currently booked for 2013 are 2.8 percent higher compared to room nights booked for 2012 at the same time last year, with rates 4.2 percent higher, resulting in a 7.1 percent RevPAR increase.

▪
Group room nights currently booked for 2014 are 8.8 percent higher compared to room nights booked for 2013 at the same time last year, with rates 4.1 percent higher, resulting in a 13.2 percent RevPAR increase.

The company reported financial results for the nine month period ended September 30, 2013 as follows:

▪	Total consolidated revenues were $683.2 million for the nine month period ended September 30, 2013, a 16.9 percent increase over the prior year period.

▪
Net loss attributable to common shareholders was $16.4 million, or $0.11 per diluted share, compared with net loss attributable to common shareholders of $43.1 million, or $0.22 per diluted share, for the nine month period ended September 30, 2012.

▪	Comparable FFO was $0.29 per diluted share compared with $0.21 per diluted share in the nine month period ended September 30, 2012, a 38.1% increase between periods.

▪	Comparable EBITDA was $154.8 million compared with $130.7 million for the nine month period ended September 30, 2012, an 18.5 percent increase between periods.

Preferred Dividends
On August 27, 2013, the Company’s board of directors declared a quarterly dividend of $0.53125 per share of 8.5 percent Series A Cumulative Redeemable Preferred Stock paid on September 30, 2013 to shareholders of record as of September 13, 2013, a quarterly dividend of $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock paid on September 30, 2013 to shareholders of record as of September 13, 2013 and a quarterly dividend of $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock paid on September 30, 2013 to shareholders of record as of September 13, 2013.

Transaction Activity
On August 7, 2013, the Company closed on a one-year extension of the loan secured by the Marriott London Grosvenor Square hotel. Under the terms of the agreement, the GBP LIBOR spread increases in steps throughout the extension period from 210 basis points in August 2013 to 425 basis points in April 2014. The loan will mature in October 2014, has no principal amortization requirement and is pre-payable with no penalty.
On September 9, 2013, the Company closed on amendments to the cross-collateralized mortgage agreements secured by the Westin St. Francis and Fairmont Chicago hotels, which eliminate future principal amortization payments subject to meeting certain financial and other requirements. Prior to the amendments, the loans were subject to a 20-year principal amortization schedule. Both mortgage agreements will continue to bear interest at a fixed rate of 6.09 percent and are set to mature in June 2017.
2013 Guidance
Based on the results of the first nine months of 2013 and current forecasts for the remainder of the year, management is raising its guidance ranges for full year 2013 RevPAR growth, Total RevPAR growth, Comparable EBITDA, and Comparable FFO per fully diluted share.
For the full-year ending December 31, 2013, the Company is providing the following revised guidance ranges as compared to the previously stated ranges:

Guidance Metrics	Previous Range	Revised Range
RevPAR	6.0% - 7.0%	7.5% - 8.0%
Total RevPAR	5.0% - 6.0%	6.5% - 7.0%
EBITDA Margin expansion	100 - 125 basis points	125 - 150 basis points
Comparable EBITDA	$200M - $210M	$205M - $215M
Comparable FFO per diluted share	$0.35 - $0.40	$0.38 - $0.43

Portfolio Definitions
Total North American portfolio hotel comparisons for the third quarter of 2013 are derived from the Company’s hotel portfolio at September 30, 2013, consisting of all 16 properties located in North America, including unconsolidated joint ventures.
North American same store hotel comparisons for the third of quarter 2013 are derived from the Company’s hotel portfolio at September 30, 2013, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons include 13 properties and exclude the JW Marriott Essex House Hotel, which was acquired on September 14, 2012, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.
European hotel comparisons for the third quarter of 2013 are derived from the Company’s European owned and leased hotel properties at September 30, 2013, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg hotels.
Earnings Call
The Company will conduct its third quarter 2013 conference call for investors and other interested parties on Tuesday, November 12, 2013 at 11:00 a.m. Eastern Time (ET).  Interested individuals are invited to access the call by dialing 800.688.0836 (toll international: 617.614.4072) with passcode 14570741. To participate on the webcast, log on to the company's website at http://www.strategichotels.com or http://edge.media-server.com/m/p/9ffccf74/lan/en 15 minutes before the call to download the necessary software.
For those unable to listen to the call live, a taped rebroadcast will be available beginning at 2 p.m. ET on November 12, 2013 through 11:59 p.m. ET on November 19, 2013. To access the replay, dial 888.286.8010 (toll international: 617.801.6888) with passcode 39630997.  A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.
The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the second quarter information section.
About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,272 rooms and 840,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company's website at http://www.strategichotels.com.
This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability.  Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: failure to complete or close on transactions or the failure of closing conditions to be satisfied, the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt, including the $133 million mortgage related to the Fairmont Scottsdale Princess hotel that matures on December 31, 2013; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The following tables reconcile projected 2013 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(30.5)	$(20.5)
Depreciation and Amortization	113.2	113.2
Interest Expense	87.2	87.2
Income Taxes	1.5	1.5
Non-controlling Interests	(0.1)	(0.1)
Adjustments from Consolidated Affiliates	(15.2)	(15.2)
Adjustments from Unconsolidated Affiliates	23.9	23.9
Preferred Shareholder Dividends	24.2	24.2
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Loss on Sale of Asset	0.8	0.8
Impairment Losses and Other Charges	0.7	0.7
Other Adjustments	(0.5)	(0.5)
Comparable EBITDA	$205.0	$215.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(30.5)	$(20.5)
Depreciation and Amortization	112.5	112.5
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Loss on Sale of Asset	0.8	0.8
Non-controlling Interests	—	—
Adjustments from Consolidated Affiliates	(7.9)	(7.9)
Adjustments from Unconsolidated Affiliates	14.4	14.4
Impairment Losses and Other Charges	0.7	0.7
Other Adjustments	(9.3)	(9.3)
Comparable FFO	$80.5	$90.5
Comparable FFO per Diluted Share	$0.38	$0.43